UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 11, 2007 (September 6, 2007)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Industrial Blvd, Suite F, San Carlos, California 94070

(Address of principal executive offices, including zip code)

650-508-2116

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 6, 2007, Neurogesx, Inc. (the “Company”) entered into a Sublease Agreement (the “Sublease”) with Oracle USA, Inc. (the “Sublandlord”) for a facility consisting of approximately 26,386 square feet of office space located at 2215 Bridgepointe Parkway in San Mateo, California (the “Subleased Premises”). The Company’s performance under the sublease is secured by a letter of credit in the amount of $240,000. The effectiveness of the Sublease was conditioned upon the Company’s receipt of consent from the landlord, which was delivered on September 6, 2007.

The term of the Sublease commences seven days following the date that Sublandlord delivers possession of the Subleased Premises and ends on July 31, 2012. Total base rent expense from commencement through the end of the Sublease term is approximately $2.3 million.

In addition to base rent expense, the Company will be responsible for certain costs and charges specified in the Sublease, including insurance costs, real property taxes, maintenance costs and utility expenses.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Chief Financial Officer

Date: September 11, 2007

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